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                                                                     EXHIBIT 5.1
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                            MILLER AND MURRAY, LLP
                               Attorneys at Law
                               542 Court Street
                                 P.O. Box 942
                       Reading, Pennsylvania 19603-0942
                           Telephone: (610) 376-6651
                          Telecopier: (610) 376-5243


                                March   , 1997



Conestoga Enterprises, Inc.
202 East First Street
Birdsboro, Pennsylvania  19508

     Re:  Conestoga Enterprises, Inc. (the "Company) and
          Infocore, Inc.
          ("Infocore") Registration Statement on Form S-4
          --------------------------------------------------

Gentlemen:

     We have acted as counsel for the Company, a Pennsylvania corporation, in connection with the preparation of a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 as amended (the "Act"), relating to the proposed Agreement and Plan of Merger dated March 14, 1997 ("Merger Agreement") by and among the Company, Infocore and CI Merger Corporation, a wholly owned subsidiary of the Company whereby the Company will offer up to 200,000 shares of Company Common Stock, par value $5 per share, to the Infocore shareholders under the Merger Agreement. In connection thereto, we have reviewed (a) the Registration Statement; (b) the Company's Articles of Incorporation and By-Laws; and (c) a copy of the Merger Agreement. Our opinion, as set forth below is limited to the Pennsylvania Business Corporation Law of 1988, as amended.

      In our opinion, the issuance of the shares of Company Common Stock in connection with the Merger Agreement will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. The opinion expressed herein is for the sole benefit of, and may be relied upon, only by the Company.

                                    Very truly yours,


                                    Miller and Murray, LLP